Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-6
CUSIP: 21988G866, 21988GAG1 & 21988GAH9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 15, 2001.

INTEREST ACCOUNT

Balance as of June 15, 2001 ...................................            $0.00
        Scheduled Income received on securities ...............    $2,426,587.13
        Unscheduled Income received on securities .............            $0.00

LESS:
        Distribution to Class A1 Holders ......................   -$2,389,087.13
        Distribution to Class A2 Holders ......................           -$0.00
        Distribution to Class A3 Holders ......................      -$37,500.00
        Distribution to Depositor .............................            $0.00
Balance as of December 15, 2001

PRINCIPAL ACCOUNT

Balance as of June 15, 2001 ...................................            $0.00
        Scheduled Principal payment received on securities ....            $0.00

LESS:
        Distribution to Holders ...............................            $0.00
Balance as of December 15, 2001 ...............................            $0.00

                      UNDERLYING SECURITIES HELD AS OF DECEMBER 15, 2001

        Principal
        Amount                    Title of Security
        ------                    -----------------
        $10,000,000   Delta Airlines 9.75% Debentures
                      due May 15, 2021
                      CUSIP: 247361WH7

        $46,725,000   Delta Airlines 8.30% Debentures
                      due December 15, 2029
                      CUSIP:  247361YG7

U.S Bank Trust National Association, as Trustee


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